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Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for
Offer to Purchase
All Outstanding Shares of Common Stock
of
NuPathe Inc.
at
$2.85 Net Per Share in Cash and up to $3.15 Per Share in Contingent Cash Consideration Payments
by
DM Merger Sub Inc.
an indirect, wholly-owned subsidiary of
Endo Health Solutions Inc.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 22, 2014, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

Do not use for signature guarantees

        This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of DM Merger Sub Inc., a Delaware corporation ("Purchaser") and an indirect, wholly-owned subsidiary of Endo Health Solutions Inc., a Delaware corporation ("Endo"), to purchase all outstanding shares of common stock, $0.001 par value per share ("Shares"), of NuPathe Inc., a Delaware corporation ("NuPathe"), at a price of $2.85 per Share, net to the seller in cash (less any required withholding taxes and without interest), plus contractual rights to receive up to an additional $3.15 per Share in contingent cash consideration payments, as described in the Offer to Purchase dated December 23, 2013 (as it may be amended or supplemented from time to time, the "Offer to Purchase") and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), if certificates for Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date, if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.

        Such form may be delivered by hand or transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer to Purchase is:

American Stock Transfer & Trust Company LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, NY 11219
Telephone: (800) 937-5449

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

        The undersigned hereby tenders to DM Merger Sub Inc., a Delaware corporation ("Purchaser") and an indirect, wholly-owned subsidiary of Endo Health Solutions Inc., a Delaware corporation ("Endo"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 23, 2013 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The undersigned understands, on behalf of himself, herself or itself and his, her or its successors and assigns, that the acceptance for payment by Purchaser of Shares tendered pursuant to one of the procedures described in Section 3 of the Offer to Purchase will constitute an irrevocable waiver and release by the undersigned, which shall forever discharge Endo, NuPathe, Purchaser and their affiliates from any and all claims, causes of action, demands, liabilities, damages and obligations of whatever kind or nature resulting from, if any, the NuPathe Inc. Warrant to Purchase Shares of Preferred Stock, dated August 20, 2009, as amended by the Amendment No. 1 dated May 12, 2010 and the Amendment No. 2 dated December 16, 2013; provided, that the foregoing waiver and release shall be effective only if the undersigned is a holder of any of the NuPathe Inc. Warrants to Purchase Shares of Preferred Stock, dated August 20, 2009, as amended.

Number of Shares Tendered:	Name(s) of Record Owner(s):

(Please Type or Print)
Share Certificate Numbers (if available):

If Shares will be delivered by book-entry transfer:	Address(es):
Name of Tendering Institution:	(Including Zip Code)
DTC Participant Number:	Area Code and Telephone Number:

Transaction Code Number:	Signature(s):
Date: , [2013/2014]

 GUARANTEE
(Not to be used for signature guarantees)

        The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) NASDAQ Global Market trading days after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:	(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:	(Please Type or Print)
Title:
Dated:	, [2013/2014]

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)
GUARANTEE (Not to be used for signature guarantees)